EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
WPCS INTERNATIONAL INCORPORATED
FORM 10-K FOR THE YEAR ENDED APRIL 30, 2007
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of WPCS International Incorporated, a Delaware corporation (the "Company"). I am delivering this certificate in connection with the Form 10-K of the Company for the year ended April 30, 2007 and filed with the Securities and Exchange Commission ("Form 10-K").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2007	/s/ ANDREW HIDALGO Andrew Hidalgo Chief Executive Officer